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                                                                   EXHIBIT 10.15


                              SEVERANCE AGREEMENT


                 This Severance Agreement (this "Agreement"), dated as of November 1, 1996, is between Robert F. Anderson, II (the "Employee") and EmCare Holdings Inc., a Delaware corporation (the "Employer").


                                    RECITALS

                 WHEREAS, the Employer desires to provide a severance arrangement for the Employee under certain circumstances, and the Employee desires to accept such arrangement, upon the terms and conditions set forth in this Agreement.


                                   AGREEMENT

                 NOW, THEREFORE, in consideration of the foregoing recitals and the terms and conditions of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by this Agreement, the Employee and the Employer agree as follows:


                              I. SEVERANCE PAYMENT


                 SECTION 1.1 SEVERANCE PAYMENT. The Employer shall pay to the Employee $190,000 (the "Severance Payment") if a Change in Control occurs and the Employee's employment with the Employer terminates because: (a) the Employer terminates the Employee without Cause within 180 days after such Change in Control, or (b) the Employee tenders his resignation for Good Reason within 180 days after such Change in Control, which resignation takes effect 30 days after the Employee tenders it. The Employer shall make any such Severance Payment within 30 days after the termination of the Employee's employment with the Employer.

                 SECTION 1.2 TERM. This Agreement shall apply only to the first Change in Control that occurs after the date of this Agreement. If the Employee's employment with the Employer does not terminate as specified in
Section 1.1 after such first Change in Control, this Agreement shall terminate.

                 SECTION 1.3 NO DUTY TO MITIGATE. The Severance Payment shall be in addition to any other amounts owed to the Employee at the time of the termination of the Employee's employment. Under no circumstances shall the Severance Payment be subject to any duty to mitigate or offset.


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                 SECTION 1.4   CONTINUATION OF CERTAIN BENEFITS. If the
termination of the Employee's employment with the Employer requires the Employer to make the Severance Payment, then the Employer shall continue to provide the Employee with all disability, health, and life insurance benefits that the Employer provided to the Employee at the time of such termination on the same terms as provided at that time until the earlier of: (a) the first anniversary of such termination, or (b) the date when the Employee becomes re-employed with another employer on a full- time basis. If the Employer is unable to provide certain of these benefits to the Employee because he no longer has the status of an employee, the Employer shall provide the Employee with substantially similar benefits and make any adjustment necessary to cause the after-tax value to the Employee of such similar benefits to be substantially equivalent to the after-tax value to the Employee of the benefits that the Employer cannot provide.


                                II. DEFINITIONS

                 SECTION 2.1 CHANGE IN CONTROL. The term "Change in Control" shall mean: (a) any merger, consolidation, reorganization, or recapitalization of the Company, or any similar transaction involving the Company, in which the stockholders of the Company immediately before the merger, consolidation, reorganization, recapitalization, or similar transaction, fail to own securities in the surviving or new entity that represent more than 50% of the voting power of the equity holders of such entity immediately after the merger, consolidation, reorganization, recapitalization, or similar transaction, (b) any person or group, as determined in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934, as in effect from time to time, beneficially owning securities of the Company that represent more than 50% of the voting power of the security holders of the Company as determined under Rule 13d-3, other than any such ownership by an employee benefit plan sponsored or maintained by the Company or any of its subsidiaries or affiliates, or any trusts related to any such employee benefit plan, (c) any sale of all or substantially all of the aggregate assets of the Company and its subsidiaries,
(d) any election of an individual as a director of the Company who the Board of Directors of the Company or a committee of such Board of Directors did not nominate, (e) any filing of a voluntary petition by the Company under the federal bankruptcy laws or any filing of an involuntary petition against the Company under such laws, which involuntary petition is not dismissed within 30 days after it was filed, or (f) any adoption of a plan of dissolution or liquidation of the Company. For purposes of a Change in Control, voting power shall mean the power to vote in the election of an entity's directors or similar functionaries. If an entity's equity security holders vote in classes in such elections, however, voting power shall be determined based upon the voting power within any class of equity securities entitled to elect one-half or more of such entity's directors or similar functionaries.

                 SECTION 2.2 CAUSE. The term "Cause" shall mean: (a) any chronic alcoholism or drug addiction by the Employee as evidenced by a specific event, (b) any conviction of the Employee of a felony involving moral turpitude, (c) any dishonest act by the Employee from which the Employee personally profits at the expense of the Employer, or (d) any intentional misconduct of the Employee in his service to the Employer.





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                 SECTION 2.3   GOOD REASON.  The term "Good Reason" shall mean:
(a) any dimmunition of the Employee's authority, duties, or responsibilities, or any assignment to the Employee of duties and responsibilities inconsistent with his position as the Chief Financial Officer of the Employer, (b) any failure to elect the Employee to the office of Chief Financial Officer of the Employer, (c) any decrease in the Employee's annual salary, or (d) any relocation of the Employer's chief executive offices outside the metropolitan area of Dallas and Fort Worth, Texas, including the areas within a radius of 50 miles of each of those cities.


                                  III. GENERAL

                 SECTION 3.1 AMENDMENT. No amendment or modification of any of the provisions of this Agreement shall be effective unless in a writing signed by the Employee and the Employer.

                 SECTION 3.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement, but all of which shall constitute one and the same agreement.


                 SECTION 3.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the Employee and the Employer and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter of this Agreement.

                 SECTION 3.4 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW OF THE STATE OF TEXAS.

                 SECTION 3.5 HEADINGS. Article and section headings are used in this Agreement only as a matter of convenience, are not a part of this Agreement, and shall not have any effect upon the construction or interpretation of this Agreement.

                 SECTION 3.6 NO ASSIGNMENT. Neither the Employee nor the Employer may assign its rights or delegate its duties under this Agreement without the written consent of the other person.

                 SECTION 3.7 PERFORMANCE ON BUSINESS DAYS. If any event or the expiration of any period provided for in this Agreement is scheduled to occur or expire on a day that is not a Business Day, such event shall occur or such period shall expire on the next succeeding day that is a Business Day. The term "Business Day" shall mean a day that is not a Sunday, Saturday, or holiday when banks in the State of Texas are required or permitted to be closed.





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                 SECTION 3.8   SEVERABILITY.  Any provision of this Agreement
that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability (but shall be construed and given effect to the extent possible) without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                 SECTION 3.9 SUCCESSORS. This Agreement shall be binding upon and enure to the benefit of the Employee and his legal representatives and permitted assigns and the Employer and its successors and permitted assigns. The Employer shall cause any successor to it or to substantially all of its assets to assume the Employer's obligations under this Agreement.

                 SECTION 3.10 WAIVER. No provision of this Agreement shall be considered waived unless such waiver is in a writing signed by the party to this Agreement that benefits from the enforcement of such provision. No waiver of any provision of this Agreement, however, shall be deemed a waiver of a subsequent breach of such provision (or right arising under such provision) or a waiver of a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement shall not in any way affect, limit, or waive a party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

                 IN WITNESS WHEREOF, the Employee and the Employer have each executed and delivered this Agreement as of the date first written above.



                                        /s/  ROBERT F. ANDERSON, II
                                        -------------------------------------
                                             ROBERT F. ANDERSON, II


                                        EMCARE HOLDINGS INC.



                                        By:   /s/    WILLIAM F. MILLER, III
                                            ---------------------------------
                                            Name:    William F. Miller, III
                                            Title:   President





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